
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from SEC form
10-Q and is qualified in its entirety by reference to such financial statements. The financial statements are unaudited but, in the opinion of PSE&G's management, reflect all adjustments, consisting only of normal recurring accruals.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER> 1000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               SEP-30-1994
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                     10928335
<OTHER-PROPERTY-AND-INVEST>                     407319
<TOTAL-CURRENT-ASSETS>                         1232379
<TOTAL-DEFERRED-CHARGES>                       1661148
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                                14229181
<COMMON>                                       2563003
<CAPITAL-SURPLUS-PAID-IN>                       534395
<RETAINED-EARNINGS>                            1310074
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 4407472
<PREFERRED-MANDATORY>                           150000
<PREFERRED>                                     459994
<LONG-TERM-DEBT-NET>                           4486371
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                  562665
<LONG-TERM-DEBT-CURRENT-PORT>                   310826
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                      52054
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 3799799
<TOT-CAPITALIZATION-AND-LIAB>                 14229181
<GROSS-OPERATING-REVENUE>                      4154574
<INCOME-TAX-EXPENSE>                            278480<F1>
<OTHER-OPERATING-EXPENSES>                     3073299
<TOTAL-OPERATING-EXPENSES>                     3348554
<OPERATING-INCOME-LOSS>                         806020
<OTHER-INCOME-NET>                               10086<F1>
<INCOME-BEFORE-INTEREST-EXPEN>                  816106
<TOTAL-INTEREST-EXPENSE>                        292618
<NET-INCOME>                                    539930
<PREFERRED-STOCK-DIVIDENDS>                      30568
<EARNINGS-AVAILABLE-FOR-COMM>                   509362
<COMMON-STOCK-DIVIDENDS>                        378600
<TOTAL-INTEREST-ON-BONDS>                       273838
<CASH-FLOW-OPERATIONS>                          577211
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>State Income Taxes $1,562 and Federal Income Taxes for Other Income $3,225
were incorporated into this line item for FDS purposes. In the referenced financial statements, State Income Taxes are included in Taxes - Other and Federal Income Taxes for Other Income are included in Other
Income - Miscellaneous.

